SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                               FORM 8-K/A

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  April 20, 1994

                          PETRIE STORES CORPORATION
                (Exact name of registrant as specified in charter)

        New York                    1-6166               36-213-7966
   (State or other jurisdiction of  (Commission      (I.R.S. Employer
         incorporation)              File Number)   Identification No.)

    70 Enterprise Avenue, Secaucus, New Jersey                   07084
    (Address of principal executive offices)                 (Zip Code)

    Registrant's telephone number, including area code       (201) 866-3600

                                    N/A
     (Former name or former address, if changed since last report)

               This report is an amendment to the Petrie Stores
          Corporation current report on Form 8-K dated April 20,
          1994.

          5.   Other Events

               On April 20, 1994 Petrie Stores Corporation, a New York corporation (the "Company"), entered into an Acquisition Agreement (the "Acquisition Agreement") with Toys "R" Us, Inc., a Delaware corporation ("Toys"), pursuant to which the Company agreed to transfer all of the common stock, par value $.10 per share ("Shares"), of Toys held by the Company and its subsidiaries and, at the option of the Company, cash to Toys in exchange for newly issued Shares with an equivalent value, less $115,000,000. The closing of the transaction is conditioned upon, among other things, the Company disposing of its retail operations in a manner to be determined by the Company's Board of Directors. The Acquisition Agreement provides that nothing in the agreement shall require the Company to effect such disposition other than on terms the Company's Board of Directors finds acceptable. Milton Petrie, Chairman of the Board of Directors of the Company, has entered into the Voting Agreement (as hereinafter defined). As a condition to Mr. Petrie's willingness to execute the Voting Agreement, Mr. Petrie required, and the Board of Directors agreed, that such disposition will not be effected other than in a form (i.e., a rights offering in which the Company's shareholders would be given the opportunity to purchase shares in a new holding company for the Company's retail operations, a sale to a third-party buyer or a public offering of the shares of a new holding company for the Company's retail operations) Mr. Petrie finds acceptable. Promptly after the closing of the transaction and the disposition of the Company's retail operations, the Company will liquidate and distribute to its stockholders the newly issued Shares, except an amount to be held in a liquidating trust established to cover the Company's contingent liabilities as of the time of the closing. The closing of the transaction is also conditioned upon the Company receiving a favorable ruling from the Internal Revenue Service to the effect that the disposition of Shares and cash to Toys in exchange for newly issued Shares, the subsequent liquidation of the Company and distribution of Shares to the Company's stockholders will be nontaxable transactions to the Company and its stockholders. The transaction is also subject to the approval of holders of two-thirds of the Company's outstanding common shares. Mr. Petrie, who owns approximately 60% of the outstanding and 54% of the fully diluted Company common shares, has agreed to vote his shares in favor of the transaction pursuant to a Voting Agreement and Proxy (the "Voting Agreement"), dated as of April 20, 1994, between Mr. Petrie and Toys.

               The Acquisition Agreement, dated April 20, 1994, was previously filed as an exhibit to this Statement and is incorporated herein by reference. The Voting Agreement, dated April 20, 1994, was previously filed as an exhibit to this Statement and is incorporated herein by reference. The Press Release, dated April 20, 1994, announcing the signing of the Acquisition Agreement was previously filed as an exhibit to this Statement and is incorporated herein by reference.

                                 Signatures

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  April 27, 1994

                                 PETRIE STORES CORPORATION

                                 By: /s/ Peter A. Left
                                    Name:  Peter A. Left
                                    Title: Vice Chairman, Chief
                                           Operating Officer,
                                           Chief Financial Officer
                                           and Secretary